Loan No. 00079054S01

Revolving Credit PROMISSORY NOTE

THIS Revolving Credit PROMISSORY NOTE (this “Promissory Note”) to the Credit Agreement dated ____________________ (such agreement, as may be amended, hereinafter referred to as the “Credit Agreement”), is entered into as of ______________________ between AGCOUNTRY FARM CREDIT SERVICES, PCA, a federally-chartered instrumentality of the United States (“Lender”) and Granite Falls Energy, LLC, Granite Falls, Minnesota, a limited liability company (together with its permitted successors and assigns, the “Borrower”). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.

SECTION 1.Revolving Credit COMMITMENT.  On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower during the period set forth below in an aggregate principal amount not to exceed $20,000,000.00, at any one time outstanding (the “Commitment”).  Within the limits of the Commitment, the Borrower may borrow, repay and re-borrow.
SECTION 2.PURPOSE.  The purpose of the Commitment is to finance the operating needs of the Borrower.  In addition, the purpose of the Commitment is to consolidate under this Promissory Note Heron Lake BioEnergy, LLC’s existing indebtedness to Lender under the Revolving Credit Promissory Note numbered 00090497S02, dated as of February 4, 2021 (the “Existing Agreement(s)”).  The Borrower agrees that on the date when all conditions precedent to Lender’s obligation to extend credit hereunder have been satisfied:  (A) the principal balance outstanding under the Existing Agreement(s) will be transferred to and charged against the Commitment; (B) all obligations relating to any letters of credit issued and outstanding under the Existing Agreement(s), if any, will be transferred to and continued as if the letters of credit had been issued under this Promissory Note; (C) all accrued obligations of the Borrower under the Existing Agreement(s) for the payment of interest or other charges will be billed to the Borrower; and (D) the Existing Agreement(s) and the promissory note(s) set forth in or executed in connection therewith will be deemed replaced and superseded, but the indebtedness evidenced by such note will not be deemed to have been paid off, by this Promissory Note and the Credit Agreement.  In addition, in the event any balances bearing interest at a fixed rate are outstanding on the date such loans are being transferred hereto, then such balances will continue to be subject to such rates for the remaining agreed upon fixed rate periods but will otherwise be subject to the terms hereof.
SECTION 3.TERM. The term of the Commitment will be from the date hereof, up to and including October 1, 2022, or such later date as Agent may, in its sole discretion, authorize in writing (the “Term Expiration Date”).  Notwithstanding the foregoing, the Commitment will be renewed for an additional year only if, on or before the Term Expiration Date, Agent provides to the Borrower a written notice of renewal for an additional year (a “Renewal Notice”).  If on or before the Term Expiration Date, Lender grants a short-term extension of the Commitment, the Commitment will be renewed for an additional year only if Agent provides to the Borrower a Renewal Notice on or before such extended expiration date.  All annual renewals will be measured from, and effective as of, the same day as the Term Expiration Date in any year.

SECTION 4.LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Article 2 of the Credit Agreement.
SECTION 5.INTEREST.
The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):
(A)One-Month LIBOR Index Rate.  At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 3.250% above the higher of:  (1) zero percent (0.00%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Agent from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day.  The rate will be reset automatically, without the necessity of notice being provided to Agent, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option.  Information about the then-current rate will be made available upon telephonic request.  For purposes hereof:  (a) “U.S. Banking Day” means a day on which Agent is open for business and banks are open for business in New York, New York; (b) “Eurocurrency Liabilities” will have the meaning as set forth in “FRB Regulation D”; and (c) “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Agent will require in a written notice to the Borrower (“Interest Payment Date”).

SECTION 6.PROMISSORY NOTE.  The Borrower promises to repay the unpaid principal balance of the loans on the Term Expiration Date, as the term may be extended from time to time.

In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.

SECTION 7.SECURITY. The Borrower’s obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.4 of the Credit Agreement.

SECTION 8.FEES.

(A)Loan Origination Fee.  In consideration of the Commitment, the Borrower agrees to pay to Agent on the execution hereof a loan origination fee in the amount of $20,000.00.

(B)Arrangement Fee.  In consideration of the Commitment, the Borrower agrees to pay to Agent on the execution hereof an arrangement fee in the amount of $32,500.00.

(C)Commitment Fee.  In consideration of the Commitment, the Borrower agrees to pay to Agent a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.300% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month.  Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment.

SECTION 9.LETTERS OF CREDIT.  INTENTIONALLY OMITTED.

SECTION 10. LIBOR TERMINATION.
(A)If at any time the generally recognized administrator of interest rates offered for U.S. dollars on the London interbank market (a “LIBOR Rate”) ceases to provide quotations for LIBOR Rates, or if such administrator or any person having authority over such administrator or with respect to LIBOR Rates generally announces that LIBOR Rates will cease to be provided within a period not exceeding 90 days, or if Agent otherwise determines that LIBOR Rates have been, or are likely within a period not exceeding 90 days to be, discontinued, or that LIBOR Rates do not, or are likely within a period not exceeding 90 days not to, adequately and fairly reflect the cost to the Agent of making or maintaining loans hereunder, then the Agent may, after consultation with but without the consent of the Borrower, amend this promissory note and any other Loan Document to (1) replace any interest rate in this promissory note based upon the LIBOR Rate with a replacement benchmark rate deemed appropriate by the Agent in good faith and in its sole discretion, (2) adjust the margins applicable to the determination of interest rates under this promissory note (whether up or down) as deemed appropriate by Agent in good faith and in its sole discretion to compensate for differences between the LIBOR Rate and such replacement benchmark rate, and (3) after consultation with but without the consent of the Borrower, effect such other technical, administrative and operational changes to the Loan Documents as Agent in good faith and in its sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate.  Agent shall give the Borrower not less than five days’ notice of any such amendment prior to the effective date thereof.

(B)Notwithstanding the foregoing paragraph (A), if prior to the commencement of any interest period proposed to be subject to a LIBOR Rate, Agent determines (which determination shall be conclusive and binding absent manifest error) that:

(1)either dollar deposits are not being offered to banks in the London interbank market or that adequate and reasonable means do not exist for ascertaining a LIBOR Rate for such interest period; or

(2)a LIBOR Rate for such interest period will not adequately and fairly reflect the cost to Agent of making or maintaining the loans for such interest period;

then Agent shall give notice thereof to the Borrower as promptly as practicable thereafter and, until Agent notifies the Borrower that the circumstances giving rise to such notice no longer exist, (a) any request to convert any loan to, or continue any LIBOR Rate loan at, a LIBOR Rate shall be ineffective, and (b) the Agent shall, after consultation but without the consent of the Borrower, select an alternate rate of interest to apply to any and all balances upon the expiration of the interest period applicable thereto, which rate of interest shall be commercially reasonable and generally consistent with the then-prevailing market convention, if any, for replacement of a LIBOR Rate in bilateral loan transactions.

SECTION 11.Overadvances.  Agent shall not be obligated to make advances in excess of the Commitment (“Overadvances”), but may elect to do so in its sole discretion.  Each such Overadvance shall be secured hereunder and under Section 2.3 of the Credit Agreement.  If Agent approves an Overadvance, the Borrower shall reimburse Lender immediately and without notice or demand for (1) the full amount of each overadvance; (2) all overadvance fees and charges that Agent may impose from time to time; (3) interest on the amount of each overadvance at the rate that applies to the loan(s) for the day such overadvance was created and for each following day until it has been repaid, and (4) all losses Agent incurs in collecting the overadvance and any fees, charges, expenses or interest relating to it.  In addition to all other rights and remedies available to Agent, Agent may (and the Borrower specifically gives Agent the authority to): (1) set off the unpaid balance of any overadvance against any debt  or other amount that Agent or Lender owes to the Borrower; (2) liquidate any investments or other assets in any account the Borrower maintains with Agent or Lender or in connection with the loan(s); and (3) enforce its interests in any available collateral it holds to secure the Borrower’s obligations hereunder and under the Credit Agreement.  If Agent elects to make an advance in excess of the Commitment, doing so does not obligate Agent or Lender to make or permit future Overadvances under the Commitment.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

Granite Falls Energy, LLC

By:

Name:

Title:

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

AGCOUNTRY FARM CREDIT SERVICES, PCA

By:

Name:

Title: